                                                                      EXHIBIT 21

                                Convergent Group Corporation
                                          (Delaware)
                                              |
       ------------------------------------------------------------------------------------
       |                    |                              |                              |
UGC Partnership          UGC Corp.            Convergent Global Corporation            GDS Corp.
  (Colorado)            (Colorado)                   (Delaware)                       (Delaware)
    (51%)                 (100%)                       (100%)                           (100%)
                            |                                                             |
              ----------------------------                                   ---------------------------
              |                          |                                   |                         |
    GIS Research Corp.         Convergent Group Ltd.                      GDS Ltd.                  Informatix
       (Delaware)                    (Canada)                              (UK)                     (Japan)
         (100%)                       (100%)                               (100%)                     (15%)